October 19, 1998


Chrysler Financial Company L.L.C.
27777 Franklin Road
Southfield, Michigan 48034


Ladies and Gentlemen:

                     Re:   Post-Effective Amendment No. 1 to
                           Registration Statement on Form S-3
                           (Registration Nos. 33-64179 and 333-49647)
                           to register Debt Securities and Warrants
                           to be issued by Chrysler Financial Company L.L.C. (the "Registration Statement")
                           -------------------------------------------------

I am Vice President and General Counsel of Chrysler Financial Company L.L.C., a Michigan limited liability company (the "Company"), and am familiar with the above-captioned Registration Statement filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of debt securities ("Debt Securities") and warrants to purchase Debt Securities ("Warrants"). As described in the Registration Statement, the Debt Securities and Warrants will be issued from time to time by the Company pursuant to an Indenture, dated as of February 15, 1988, as amended, between the Company and Manufacturers Hanover Trust Company, as Trustee, as succeeded by United States Trust Company of New York, as successor Trustee
(the "Indenture"), and the Debt Securities and Warrants will be sold from time to time pursuant to certain underwriting agreements entered into between the Company and various underwriters named therein.

           In connection with this opinion, I, or members of my staff upon whom I am relying, have examined the Registration Statement and, in each case as filed with the Registration Statement, the Indenture, the form of Underwriting Agreement, the forms of Notes, and the forms of Warrant Agreements (collectively, the "Operative Documents"). I, or members of my staff upon whom I am relying, have also examined such other documents and instruments and have made such further investigation as I or they have deemed necessary or appropriate in connection with this opinion.

           Capitalized terms not otherwise defined herein have the meanings assigned to them in the Registration Statement.

           Based on and subject to the foregoing, I am of the opinion that, with respect to the Debt Securities and Warrants, when (i) the registration requirements of the Securities Act of 1933, as amended and such Blue Sky or securities laws as may be applicable shall have been complied with, (ii) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, (iii) the form or forms of the Debt Securities and the final terms thereof shall have been duly approved or established in accordance with the terms of the Indenture, (iv) the amount, price, interest rate, and other principal terms of such Debt Securities or Warrants have been duly approved by the Managers or the Executive Committee of the Managers of the Company, (iv) the applicable Operative Documents relating to the Debt Securities or Warrants have each been duly completed, executed, and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement reflecting the terms established as described above, and (v) such Debt Securities or Warrants have been duly executed by the Company, authenticated by the Trustee, and sold by the Company and paid for, all in accordance with the terms and conditions of the Operative Documents and in the manner described in the Registration Statement, such Debt Securities or Warrants will have been legally issued and will be binding obligations of the Company.

           I am admitted to the State Bar of Michigan and I express no opinion as to the laws of any other jurisdiction except the laws of the State of Michigan and the United States. I do not purport to be an expert on, or to express any opinion herein concerning, the laws of any other jurisdiction or the effect under the law of the State of Michigan or the federal law of the United States of the law of any other jurisdiction.

           I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Commission issued thereunder.



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


           This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

                                                 Very truly yours,

                                                /s/ Christopher A. Taravella

                                                 Christopher A. Taravella
                                                 Vice President and
                                                       General Counsel








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